EXHIBIT 99.1

Integrated Ventures, Inc. Announces Pricing of $9.0 Million Registered Direct Offering

PHILADELPHIA, March 30, 2021 - Integrated Ventures, Inc. (OTC: INTV) (the “Company”) announced today that it has entered into a securities purchase agreement with certain institutional investors to purchase approximately $9.0 million worth of its common stock and warrants in a registered direct offering.

Under the terms of the securities purchase agreement, the Company has agreed to sell approximately 30.0 million shares of its common stock and warrants to purchase approximately 30.0 million shares of common stock. The warrants will be exercisable immediately upon the date of issuance and have an exercise price of $0.30 per share. The warrants will expire 5 years from the date of issuance. The purchase price for one share of common stock and one corresponding warrant will be $0.30. The gross proceeds to the Company from the registered direct offering are estimated to be approximately $9.0 million before deducting the placement agent’s fees and other estimated offering expenses.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as exclusive placement agent for the offering.

The offering is expected to close on or about April 1, 2021, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-254172) filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021, as amended, and declared effective on March 25, 2021. The offering of the shares of common stock and accompanying warrants, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, describing the terms of the proposed offering, which will be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

When available, copies of the prospectus supplement relating to this registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

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About:

Integrated Ventures, Inc. is Technology Portfolio Holdings Company with focus on Hosting, Development of Blockchain Applications and Cryptocurrency Mining.

For more details, please visit the Company’s website: www.integratedventuresinc.com.

Safe Harbor Statement:

Matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.When used in this press release, the words “may,” “will,” “should,” “plan,” “explore,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, and various other factors beyond the company’s control.

Contact:

Steve Rubakh

+1 (215) 613-1111

sr@emsfindapp.com

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